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                                                                     EXHIBIT 3.1
                               State of Delaware

                        Office of the Secretary of State
                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "PLANET AMERICA, INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF FEBRUARY, A.D. 1997, AT 1:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                  EXHIBIT 3.1


                                     [SEAL] /s/ EDWARD J. FREEL
                                            ------------------------------------
                                            EDWARD J. FREEL, Secretary of State

2532218 8100                                AUTHENTICATION:      8316468
971037690                                              DATE:     02-05-97
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                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              PLANET AMERICA, INC.

          The original Certificate of Incorporation of Planet America, Inc. was filed with the Secretary of State of the State of Delaware on August 9, 1995 under the name of The Planet Today Corporation. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation in its entirety.

          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                    FIRST: The name of the corporation (hereinafter called the "Corporation") is Planet America, Inc.

                    SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

                    THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                    FOURTH: The total number of shares of stock which the corporation shall have authority to issue is fifty million (50,000,000) shares. The par value of each of such shares is $.001. All such shares are of one class and are shares of Common Stock.

                    FIFTH: The Corporation is to have perpetual existence.

                    SIXTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

                    SEVENTH: Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                    EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of
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Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the Corporation.

                    NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Amendment, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                    TENTH: A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit.

                     ELEVENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

          IN WITNESS WHEREOF, the undersigned do execute, file and record this Restated Certificate of Amendment, and do certify that the facts stated herein are true.

 Dated:          , 1997.
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                                PLANET AMERICA, INC.

                                By: /s/ SINCLAIR M. STEVENS
                                   -------------------------------
                                   Sinclair M. Stevens, President

ATTEST:

By: /s/ BYRON STEVENS
   -------------------------------
   Byron Stevens, Secretary

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